AMENDMENT TO ARTICLES OF INCORPORATION
                                     OF
                  CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION



STATE  OF  LOUISIANA                              :
                                                  :
PARISH  OF  ORLEANS                               :


     BEFORE ME, the undersigned authority, personally came and appeared EDWARD
M.  TRACY,  President,  and  WILLIAM  S.  PAPAZIAN, Assistant Secretary of and
acting for CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION, a corporation organized and existing under the laws of the State of Louisiana, who declare, that pursuant to the Unanimous Written Consent by all shareholders of this corporation held on the _______ day of _____________, 1996, a certified copy of said Unanimous Consent being attached hereto, that they do now appear for the purpose of effecting an amendment to the Articles of Incorporation, as follows:
                                      I.
     The  article  entitled "FIRST" shall be amended to reflect the following:
          FIRST:    The  name  of  the  corporation  shall  be:
                       CASINO MAGIC OF LOUISIANA, CORP.
          They further declare that the original date of incorporation was June 9, 1993.
                                     II.
     That in lieu of a meeting and vote of shareholders, the sole shareholder of the corporation has given written consent to said amendment in accordance with the provisions of R.S. 12:76 La. Rev. Stats., 1950.

     THUS DONE AND SIGNED in my office in the City of _______________, County of _____________________, State of _________________, on this ______ day of
May, 1996, in the presence of the undersigned competent witnesses and me, Notary Public, after due reading of the whole.
WITNESSES:

______________________________            ____________________________________
                                          EDWARD  M.  TRACY,  President

______________________________            ____________________________________
                                          WILLIAM  S. PAPAZIAN,
                                          Asst. Secretary


                  __________________________________________
                                NOTARY PUBLIC

                My commission expires: _______________________

                          UNANIMOUS WRITTEN CONSENT
                           OF THE SOLE SHAREHOLDER
                                      OF
                CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION

                                 ***********

     The undersigned, constituting all of the shareholders of the corporation known as CRESCENT CITY CAPITAL DEVELOPMENT CORPORATION, a Louisiana corporation, do hereby consent to the adoption of the following resolution effective immediately:

     RESOLVED that Edward M. Tracy, President, and William S. Papazian, Asst. Secretary, are hereby authorized to amend the Articles of Incorporation as follows:

                                      I.

     The  article  entitled "FIRST" shall be amended to reflect the following:

          FIRST:    The  name  of  the  corporation  shall  be:

                       CASINO MAGIC OF LOUISIANA, CORP.

          They further declare that the original date of incorporation was June 9, 1993.

     RESOLVED that Edward M. Tracy, President, and William S. Papazian, Asst. Secretary, are authorized to execute any and all documents necessary or incidental for the amendment to the Articles of Incorporation.

     THUS  DONE  EFFECTIVE  this  ________  day  of  ________________,  1996.


                              CAPITAL  GAMING  INTERNATIONAL,  INC.

                              BY:  ______________________________________
                                   Edward  M.  Tracy,  President